As filed with the Securities and Exchange Commission on September 12, 2005

Registration No. 333-92383

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-1 ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1397316
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	Identification umber)

251 Ballardvale Street
Wilmington, Massachusetts 01887
(978) 658-6000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joanne Acford
General Counsel
Charles River Laboratories
International, Inc.
251 Ballardvale Street
Wilmington, Massachusetts 01887
(978) 658-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Richard D. Truesdell, Jr.
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public: from time to time after the effective date.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒
333-92383

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

EXPLANATORY NOTE

We initially issued the warrants in a transaction exempt from the registration requirements of the Securities Act of 1933. Each warrant entitles the holder to purchase 7.60 shares of our common stock at an exercise price of $5.19 per share, subject to adjustment in some circumstances. We filed a registration statement (Registration No. 333-92383) in order to permit the holders of these warrants and shares of our common stock acquired on exercise of these warrants to resell those securities in transactions that are registered under the Securities Act of 1933.

This Post-Effective Amendment No. 3 to Registration Statement on Form S-1 on Form S-3 (File No. 333-92383) is filed solely to add the following additional selling security holders to the table appearing on pages 52 through 55 of the Registration Statement:

	Number of Warrants and Underlying				Ownership
	Common Stock Owned Prior to				After Resale
	Resale of Warrants				of Warrants
Percentage of
		Number of	Common	Number of	Percentage of
		Shares	Stock Owned	Warrants	Shares of
	Number of	Underlying	Prior to	Offered by	Common
Name and Address of Holders	Warrants	the Warrants	Resale	Holder	Stock

Basso Holdings Ltd. (f/k/a AIG SoundShore Holdings Ltd.) 1266 East Main Street Stamford, CT 06902	12,000	91,200	—	12,000	—

DKR SoundShore Strategic
Holding Fund Ltd.
(f/k/a AIG SoundShore Strategic
Holding Fund Ltd.)
1281 East Main Street
Stamford, CT 06902	3,000	22,800	—	3,000	—

None of the above holders has a material relationship with us, except as described in the Registration Statement, as amended.

The contents of the Registration Statement on Form S-1 on Form S-3 (File No. 333-92383) are incorporated by reference herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS

Exhibit No.	Description

23.1*	Consent of PricewaterhouseCoopers LLP.

*              Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Massachusetts, on the 12th day of September, 2005.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

By:	/s/ Thomas F. Ackerman
Thomas F. Ackerman
Corporate Senior Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated as of September 12, 2005.

Signatures		Title

By:	/s/ James C. Foster	President, Chief Executive
	James C. Foster	Officer and Chairman

By:	/s/ Thomas A. Ackerman	Corporate Senior Vice President
	Thomas F. Ackerman	and Chief Financial Officer

By:	/s/ Stephen D. Chubb	Director
Stephen D. Chubb

By:	/s/ George E. Massaro	Director
George E. Massaro

By:	/s/ Linda McGoldrick	Director
Linda McGoldrick

By:	/s/ George M. Milne, Jr.	Director
George M. Milne, Jr.

By:	/s/ Douglas E. Rogers	Director
Douglas E. Rogers

By:	/s/ Samuel O. Thier	Director
Samuel O. Thier

By:	/s/ William H. Waltrip	Director
William H. Waltrip

EXHIBIT INDEX

Exhibit No.	Description

23.1*	Consent of PricewaterhouseCoopers LLP.

*              Filed herewith.